Exhibit 99.3
THE CHUBB CORPORATION
TAX EXEMPT FIXED MATURITIES AND
MORTGAGE-BACKED FIXED MATURITIES
AT DECEMBER 31, 2007

THE CHUBB CORPORATION
FORWARD-LOOKING INFORMATION
The following materials contain “forward-looking statements” that are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or suggested by such statements. Such risks or uncertainties include but are not limited to those which may be discussed or identified from time to time in The Chubb Corporation’s public filings with the Securities and Exchange Commission. The Chubb Corporation assumes no obligation to update any forward-looking information set forth in the following materials, which speak as of January 29, 2008.

THE CHUBB CORPORATION
TAX EXEMPT FIXED MATURITIES
DECEMBER 31, 2007
(dollars in millions)

	Average
	Credit		Market	% of	Unrealized
	Rating		Value	Total	Gain
Uninsured	Aa1		$10,638	57%	$215

Insured	Aaa	(a)(c)	7,921	43	136

Total	Aa1	(b)(c)	$18,559	100%	$351

(a)	Average credit rating without the effect of insurance is Aa3.

(b)	Average credit rating without the effect of insurance is Aa2.

(c)	Based on observed spreads between tax exempt fixed maturities rated Aaa and those with lower ratings, it is our view that if the insurance provided by the monoline insurers ceased to exist, the aggregate mark-to-market impact on our financial condition would be immaterial.

THE CHUBB CORPORATION
MORTGAGE-BACKED FIXED MATURITIES
DECEMBER 31, 2007
(dollars in millions)

	Credit Rating			Market	% of	Unrealized
	Aaa	Aa	Baa	Value	Total	Gain(Loss)
U.S. Government Agency	$2,546	$—	$—	$2,546	54%	$(22)

Non-Agency Residential	156	51	—	207	4	—

Commercial	1,942	40	15	1,997	42	11

Total	$4,644	$91	$15	$4,750	100%	$(11)

% of Total	98%	2%	—%	100%